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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported):       June 19, 1998
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                              IAT MULTIMEDIA, INC.
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               (Exact name of registrant as specified in charter)



           Delaware                      0-22101              13-3920210
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(State or Other Jurisdiction     (Commission File No.)       (IRS Employer
      of Incorporation)                                   Identification No.)


Geschaftshaus Wasserschloss,
Aarestrasse 17, Vogelsang-Turgi, Switzerland                         CH-5300
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  011-41-56-223-5022
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(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         Private Placement

                  The Company entered into a securities purchase agreement (the "Purchase Agreement"), dated as of June 19, 1998, with two purchasers (the "Investors") and consummated the first transaction contemplated thereby ("Tranche A") in a private placement of its securities pursuant to Regulation
D. Tranche A consisted of the issuance of 198,255 shares of its common stock and $3 million aggregate principal amount of the Company's 5% Convertible Debentures due 2001 ("Debentures") in exchange for $5 million in cash. In addition, the Company issued five-year warrants to purchase 158,829 shares of common stock at a price equal to $13.25 per share, 120% of the Average Price (as defined in the Debentures; the "Warrants") to the Investors and the transaction's placement agent. The Company has undertaken to register with the Securities and Exchange Commission (the "SEC") the shares of common stock issued and subsequently issuable upon conversion of the Debentures issued in Tranche A within 75 days of their issuance.

                  The Debentures are immediately convertible into shares of Common Stock at the option of either the Company (subject to certain limitations) or the Investors. Resales of shares of common stock issued upon conversions at the option of the Investors are prohibited for a period of nine months from the date of issuance; thereafter, sales by the Investors are subject to certain volume limitations. Any portion of the Debentures remaining unconverted on the second anniversary of the effectiveness of the registration statement for the underlying shares shall convert automatically. The number of shares of Common Stock issuable upon conversion of the Debentures is the lesser of (i) 120% of the average of the closing bid prices from the five trading days immediately preceeding the Original Issue Date (as defined) and (ii) 87% of the average of the five lowest closing bid prices during the 15 Trading Days immediately preceding the conversion date. The conversion price on the Tranche A Closing Date (as defined in the Purchase Agreement) would have been $8.265 per share. The terms and conditions with respect to conversion of Debentures and the number of shares of Common Stock issuable thereunder are set forth in the Purchase Agreement and the Debentures which are incorporated herein by reference.

                  The Purchase Agreement also provides that, among other things, upon or simultaneously with the consummation of an acquisition which had positive EBITDA in its last fiscal quarter and revenues of at least DM 100 million in its most recent fiscal year, the Investors wil purchase up to $12 million aggregate principal amount of additional Debentures ("Tranche B"). Additional Warrants to purchase 141,171 shares of common stock are also issuable in Tranche B. The amount of Debentures issuable in Tranche B is limited to such amount, assuming the conversion of the full principal amount of such Debentures occurs on the Original Issue Date thereof and the payment of interest on account of such principal amount is made for the full term in shares of Common Stock, result in the issuance of a number of underlying shares which, when added to the number of underlying shares previously issued in respect of conversions of Debentures and as payment of interest theron and as are then issuable upon conversion in full of the unconverted principal amount of all previously issued Debentures and as payment of interest thereon in shares of Common Stock, as would equal 70% of the otherwise issuable amount.

                  The Company is also obligated to register the shares of Common Stock issuable upon exercise of the Warrants and upon conversion of the Debentures in Tranche B with the SEC and maintain such registration for three years or until the Investors have sold all such Common Stock. The complete terms and conditions relating to all such registration requirements are set forth in the Registration Rights Agreement which is incorporated herein.

                  In compliance with NASDAQ rules, at no time may the Investors convert Debentures into such number of shares of Common Stock as would exceed 19.99% of the outstanding Common Stock on the date of the closing of Tranche A unless the stockholders of the IAT approved such transaction. The Company will pay an amount in cash to the Investors for any conversions prohibited by such restriction 22 months after the effectiveness of the Registration Statement.



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         New Directors

                  On June 24, 1998, the Company announced the appointment of two new members of the Board of Directors, Robert Weiss and Dr. Erich Weber. Robert Weiss, age 51, is a European-based PC specialist with 25 years of experience in the technology and professional computing industry. He is a senior consultant to various leading PC companies, and publishes on the industry. Dr. Erich Weber, 56, is an expert in data processing and related software, as well as co-founder and member of the Board of Directors of a Swiss EDP-consulting firm. Messrs. Weiss and Weber replace Reiner Hallauer and Arnold Wasserman who both recently resigned.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibits

10.1 Securities Purchase Agreement, dated as of June 19, 1998, by and among IAT Multimedia, Inc., JNC Opportunity Fund Ltd. and JNC Strategic Fund, Ltd.

10.2 Registration Rights Agreement, dated as of June 19, 1998, by and among IAT Multimedia, Inc., JNC Opportunity Fund Ltd. and JNC Strategic Fund, Ltd.

10.3 5% Convertible Debenture due 2008, dated as of June 19, 1998, issued by IAT Multimedia.

10.4 Form of Warrant, attached as exhibit to Securities Purchase Agreement (exhibit 10.1 hereon)

99.1     Press release issued by IAT Multimedia, Inc., dated June 23, 1998.

99.2     Press release issued by IAT Multimedia, Inc., dated June 24, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                         IAT MULTIMEDIA, INC.



                                         By:    /s/  Klaus Grissemann
                                              ------------------------------
                                              Name:  Klaus Grissemann
                                              Title: Chief Financial Officer


Date:     June 26, 1998


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